Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS

Strong volume growth, cash flow generation, cost management and capital discipline
Sales of $282 million, down (9%) versus prior year - Volume up 5%, Pass-through pricing (13%)
EPS Loss of ($0.02) - includes $20 million pre-tax income impact of planned plant turnaround

Cash Flow from Operations of $36 million, up $2 million versus prior year

Parsippany, N.J., October 30, 2020 - AdvanSix (NYSE: ASIX) today announced its financial results for the third quarter ending September 30, 2020. Overall, the Company generated higher cash flow in the third quarter while mitigating the ongoing impacts of COVID-19 and executing its planned plant turnaround.
Third Quarter 2020 Results
•Sales down approximately 9% versus prior year, as 5% higher volume was more than offset by 13% lower raw material pass-through pricing and 1% unfavorable impact of market-based pricing
•Net Loss of ($0.7) million, a decrease of $8.6 million versus the prior year
•EBITDA of $15.8 million, a decrease of $9.1 million versus the prior year
•3Q20 planned plant turnaround successfully completed - approximately $20 million unfavorable pre-tax income impact (compared to approximately $5 million unfavorable impact in 3Q19)
•Cash Flow from Operations of $35.5 million, an increase of $2.4 million versus the prior year
•Capital Expenditures of $16.0 million, $19.2 million favorable versus the prior year
•Free Cash Flow of $19.6 million, an increase of $21.6 million versus the prior year
•As of 3Q20, approximately $17 million of cash on hand with approximately $111 million of additional capacity available under the revolving credit facility

“Our diverse product portfolio and global low-cost position continue to serve us well as we navigate through the current environment," said Erin Kane, president and CEO of AdvanSix. "We have seen nylon volume returning to pre-COVID levels and we continue to optimize our mix across end uses, applications and geographies through the recovery. The performance of the remainder of our portfolio, including ammonium sulfate, acetone and other high-value intermediates, remains resilient complementing ongoing benefits from our focused cost management and high-return capital investments. We generated higher cash flow in the quarter, as anticipated, supported by efficient working capital performance and reduced capital expenditures."

Summary third quarter 2020 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	3Q 2020	3Q 2019
Sales	$281,910	$310,633
Net Income (Loss)	(692)	7,921
Diluted Earnings (Loss) Per Share	($0.02)	$0.28
EBITDA (1)	15,806	24,949
EBITDA Margin % (1)	5.6%	8.0%
Cash Flow from Operations	35,533	33,173
Free Cash Flow (1)(2)	19,572	(2,012)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $281.9 million decreased approximately 9% versus the prior year. Raw material pass-through pricing was unfavorable by 13% following a net cost decrease in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was unfavorable by 1% compared to the prior year reflecting challenging end market conditions in our nylon and caprolactam product lines and lower sales prices in ammonium sulfate, partially offset by improved industry dynamics in chemical intermediates, particularly acetone. Sales volume in the quarter increased 5% driven by increases in nylon and higher domestic granular ammonium sulfate sales.

Sales by product line represented the following approximate percentage of our total sales:

	3Q 2020	3Q 2019
Nylon	26%	25%
Caprolactam	18%	26%
Ammonium Sulfate Fertilizers	22%	20%
Chemical Intermediates	34%	29%

EBITDA of $15.8 million in the quarter decreased $9.1 million versus the prior year primarily due to the unfavorable impact of planned plant turnarounds, unfavorable sales mix and lower market-based pricing, partially offset by productivity and disciplined cost management, and the favorable impact of lower raw material costs including natural gas and sulfur.

Earnings per share decreased $0.30 versus the prior year to a loss of ($0.02) in the quarter driven by the factors discussed above.

Cash flow from operations of $35.5 million in the quarter increased $2.4 million versus the prior year primarily due to the favorable impact of changes in working capital, partially offset by lower net income. Capital expenditures of $16.0 million in the quarter decreased $19.2 million versus the prior year following the completion of several high-return growth and cost savings investments.

COVID-19 Response Summary
As previously discussed, the U.S. Department of Homeland Security designated our industry as "essential critical infrastructure" during the response to COVID-19 for both public health and safety as well as community well-being. During the third quarter, we continued to execute our business continuity and mitigation plans with a focus on health and safety including, among other actions, on-site medical personnel to actively monitor employees and contractors, thermal screening, social distancing measures, telecommuting, upgraded personal protective equipment, face coverings at all facilities, and exposure management protocols.

Outlook
•Targeting strong caprolactam plant utilization and optimizing nylon mix across end uses, applications and geographies
•Expect stable ammonium sulfate fertilizer environment to continue through 2020/2021 planting season
•Expect favorable acetone industry supply and demand balance to continue
•Continued disciplined cost management - expect $20 to $25 million full year 2020 cost reduction
•Capital Expenditures expected to be approximately $85 million in 2020 (down approximately $65 million versus 2019); Expect Capital Expenditures to be $80 to $90 million in 2021
•Expect a reduction in net debt and leverage levels in 4Q20 with robust cash generation supported by working capital improvements and cash tax benefits associated with the CARES Act
•Expect pre-tax income impact of planned plant turnarounds to be $25 to $30 million in 2021 (versus approximately $32 million in 2020)

"During this dynamic time, we continue to strengthen our ability to deliver long-term shareholder return. We are focused on executing for the remainder of 2020 and driving best possible outcomes for the business. Looking ahead to 2021, our priorities are focused on continued operational excellence and improving through-cycle profitability, enhancing our portfolio resiliency through differentiated product growth and mix optimization, and being strong and disciplined stewards of capital,” added Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s third quarter 2020 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on October 30 until 12 noon ET on November 6 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10148290.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce fibers, filaments, engineered plastics and films that, in turn, are used in such end-products as carpets, automotive and electronic components, sports apparel, food packaging and other industrial applications. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced within unit operations across our integrated manufacturing value chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic and any resurgences; the scope and duration of the pandemic and pace of recovery; the timing of the development and distribution of an effective vaccine or treatment for COVID-19; governmental, business and individuals’ actions in response to the pandemic, including our business continuity and cash optimization plans that have been, and may in the future be, implemented; the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services, including as a result of travel and other COVID-19-related restrictions; the ability of our customers to pay for our products; and any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost or at all due to economic conditions resulting from COVID-19 or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters and pandemics including the COVID-19 pandemic; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; disruptions in transportation and logistics; our inability to achieve some or all of the anticipated benefits of our spin-off including uncertainty regarding qualification for expected tax treatment; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$16,686	$7,050
Accounts and other receivables – net	97,101	104,613
Inventories – net	173,873	171,710
Taxes receivable	13,807	2,047
Other current assets	7,096	5,117
Total current assets	308,563	290,537

Property, plant and equipment – net	765,125	755,881
Operating lease right-of-use assets	110,360	135,985
Goodwill	15,005	15,005
Other assets	36,079	38,561
Total assets	$1,235,132	$1,235,969

LIABILITIES
Current liabilities:
Accounts payable	$179,652	$205,911
Accrued liabilities	35,610	28,114
Operating lease liabilities – short-term	31,724	38,005
Deferred income and customer advances	6,176	19,696
Total current liabilities	253,162	291,726

Deferred income taxes	121,445	110,071
Operating lease liabilities – long-term	79,085	98,347
Line of credit – long-term	313,000	297,000
Postretirement benefit obligations	36,783	32,410
Other liabilities	10,623	5,537
Total liabilities	814,098	835,091

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,622,910 shares issued and 28,030,271 outstanding at September 30, 2020; 31,423,898 shares issued and 27,914,777 outstanding at December 31, 2019	316	314
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Treasury stock at par (3,592,639 shares at September 30, 2020; 3,509,121 shares at December 31, 2019)	(36)	(35)
Additional paid-in capital	183,356	180,884
Retained earnings	248,479	229,166
Accumulated other comprehensive loss	(11,081)	(9,451)
Total stockholders' equity	421,034	400,878
Total liabilities and stockholders' equity	$1,235,132	$1,235,969

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Sales	$281,910	$310,633	$817,644	$970,743

Costs, expenses and other:
Costs of goods sold	265,758	280,123	736,504	850,131
Selling, general and administrative expenses	16,177	19,261	50,827	58,683
Interest expense, net	1,981	1,293	5,827	3,727
Other non-operating expense (income), net	(334)	522	216	1,144
Total costs, expenses and other	283,582	301,199	793,374	913,685

Income (loss) before taxes	(1,672)	9,434	24,270	57,058
Income tax expense (benefit)	(980)	1,513	4,957	13,617
Net income (loss)	$(692)	$7,921	$19,313	$43,441

Earnings (loss) per common share
Basic	$(0.02)	$0.29	$0.69	$1.54
Diluted	$(0.02)	$0.28	$0.69	$1.49

Weighted average common shares outstanding
Basic	28,079,937	27,608,985	28,037,651	28,192,760
Diluted	28,079,937	28,581,451	28,092,712	29,164,024

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$(692)	$7,921	$19,313	$43,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,497	14,222	45,061	42,094
Loss on disposal of assets	95	3,066	143	4,967
Deferred income taxes	1,389	(960)	11,895	9,149
Stock based compensation	603	2,001	3,503	7,575
Accretion of deferred financing fees	141	106	412	320
Restructuring charges	—	—	—	12,623
Changes in assets and liabilities:
Accounts and other receivables	(22,385)	16,399	7,445	51,170
Inventories	9,851	(24,245)	(2,163)	(26,739)
Taxes receivable	(3,634)	1,994	(11,760)	(34)
Accounts payable	31,285	17,742	(9,939)	(12,844)
Accrued liabilities	1,840	(2,699)	7,776	(4,470)
Deferred income and customer advances	913	(1,236)	(13,520)	(20,608)
Other assets and liabilities	630	(1,138)	5,920	(6,108)
Net cash provided by operating activities	35,533	33,173	64,086	100,536

Cash flows from investing activities:
Expenditures for property, plant and equipment	(15,961)	(35,185)	(67,563)	(106,386)
Other investing activities	(373)	(918)	(898)	(2,203)
Net cash used for investing activities	(16,334)	(36,103)	(68,461)	(108,589)

Cash flows from financing activities:
Borrowings from line of credit	49,000	106,500	268,500	316,750
Payments of line of credit	(124,000)	(95,500)	(252,500)	(250,750)
Payment of line of credit facility fees	—	—	(425)	—
Principal payments of finance leases	(176)	(2,279)	(534)	(4,656)
Purchase of treasury stock	—	(12,800)	(1,032)	(53,067)
Issuance of common stock	—	—	2	16
Net cash provided by (used for) financing activities	(75,176)	(4,079)	14,011	8,293

Net change in cash and cash equivalents	(55,977)	(7,009)	9,636	240
Cash and cash equivalents at beginning of period	72,663	17,057	7,050	9,808
Cash and cash equivalents at the end of period	$16,686	$10,048	$16,686	$10,048

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$5,802	$27,344

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$35,533	$33,173	$64,086	$100,536
Expenditures for property, plant and equipment	(15,961)	(35,185)	(67,563)	(106,386)
Free cash flow (1)	$19,572	$(2,012)	$(3,477)	$(5,850)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$(692)	$7,921	$19,313	$43,441
Interest expense, net	1,981	1,293	5,827	3,727
Income tax expense (benefit)	(980)	1,513	4,957	13,617
Depreciation and amortization	15,497	14,222	45,061	42,094
EBITDA (2)	$15,806	$24,949	$75,158	$102,879
One-time Pottsville restructuring charges (3)	—	—	—	12,623
EBITDA excluding one-time Pottsville restructuring charges	$15,806	$24,949	$75,158	$115,502

Sales	$281,910	$310,633	$817,644	$970,743

EBITDA margin (4)	5.6%	8.0%	9.2%	10.6%

EBITDA margin excluding one-time Pottsville restructuring charges	5.6%	8.0%	9.2%	11.9%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) Prior year one-time Pottsville restructuring charges reflect the closure of the Company's Pottsville, Pennsylvania films plant
(4) EBITDA margin is defined as EBITDA divided by Sales

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (5)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020E	~$2	~$7	~$20	~$3	~$32
2021E	—	$11-$13	—	$14-$17	$25-$30

(5) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.